Exhibit 99.3

Frequently Asked Questions

1.	Why is Cost Plus becoming a part of Bed Bath & Beyond?

Bed Bath & Beyond approached us after our successful test projects demonstrated that our organizations work well together and that we can make key contributions to the continued success of the combined company. This transaction will offer immediate and compelling cash value to our shareholders, as well as exciting new opportunities to the thousands of people who have helped transform our business. We believe this transaction will help drive the continuing growth and momentum of our combined companies.

2.	Will there be layoffs?

Bed Bath & Beyond plans to retain our associates, as this combination is about growth, not the elimination of jobs. They also plan to keep our top store leadership and senior management.

3.	Will any of the Cost Plus stores close?

We expect that all Cost Plus locations will remain open following the close of the transaction. We also look forward to working together to expand the Cost Plus concept to new geographies.

4.	How does this affect our growth strategy?

We intend to work together to expand the Cost Plus concept to new geographies while helping Bed Bath & Beyond grow the number of food departments within their other stores. Bed Bath & Beyond expects to grow its food and beverage departments within its stores and, over time, hopes to explore with us other opportunities to enhance the customer shopping experience in all its concepts.

5.	How will the combined company be structured?

Upon the completion, Cost Plus will become a wholly owned subsidiary of Bed Bath & Beyond.

6.	Will Cost Plus’ corporate operations stay where they are today?

Yes. Cost Plus will maintain a corporate presence in Oakland. Bed Bath & Beyond has told us they are pleased to have a corporate presence in the West.

7.	How will this affect our culture?

Bed Bath & Beyond values and respects our team of dedicated and talented people. They also value our organization’s unique and compelling brand, concept and merchandising capabilities and know that none of these great things would be possible without the culture we have built together at Cost Plus.

8.	What happens next?

Bed Bath & Beyond will make a cash tender offer for all outstanding shares of Cost Plus, Inc. common stock at a price of $22 per share, followed by a merger in which all shareholders that have not tendered their shares would receive the same consideration. When Bed Bath & Beyond owns 90% of the shares, it will merge the companies.

9.	When do you expect the transaction to close?

Closing is expected during Bed Bath & Beyond’s fiscal second quarter, which ends August 25, 2012.

10.	What happens between now and when the transaction closes?

Until the transaction closes, we will continue to operate independently, and will continue business as before. Once the transaction closes, we expect our combined focus to be on growth. We will keep you informed of new developments.

Forward-Looking Statements

This communication may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many Cost Plus, Inc. shareholders will tender their stock in the tender offer; the risk of litigation relating to the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the potential of the transaction making it more difficult to maintain relationships with employees, customers, vendors or other business partners; other business effects, including, but not limited to, the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by Bed Bath & Beyond Inc. and Cost Plus, Inc., including, but not limited to, the solicitation/recommendation statement and merger proxy statement to be filed by Cost Plus, Inc., Bed Bath & Beyond Inc.’s annual report on Form 10-K for the year ended February 25, 2012, Cost Plus, Inc.’s annual report on Form 10-K for the year ended January 28, 2012, and each Company’s quarterly and current reports on Form 10-Q and Form 8-K.

Additional Information and Where to Find It

The tender offer for the outstanding common stock of Cost Plus, Inc. referred to in this communication has not yet commenced. This communication is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Cost Plus, Inc.’s common stock will be made pursuant to an offer to purchase and related materials that Bed Bath & Beyond Inc. and an affiliate thereof intend to file with the Securities and Exchange Commission. At the time the offer is commenced, Bed Bath & Beyond Inc. and an affiliate will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter Cost Plus, Inc. will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all shareholders of Cost Plus, Inc. when available. In addition, at such time all of these materials (and all other materials filed by Cost Plus, Inc. with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents may be obtained at such time by directing such requests to Bed Bath & Beyond Inc. Investor Relations at 650 Liberty Ave., Union, NJ 07083, telephone: (908) 855-4554. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Cost Plus, Inc. by contacting  Cost Plus, Inc. Investor Relations at 200 4th Street, Oakland, CA  94607, telephone: (510) 808-9119.

In connection with the potential subsequent merger, Cost Plus, Inc. will file a proxy statement with the Securities and Exchange Commission. Additionally, Cost Plus, Inc. will file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of Cost Plus, Inc. by Bed Bath & Beyond Inc. and an affiliate thereof pursuant to the terms of an Agreement and Plan of Merger by and among Cost Plus, Inc., Bed Bath & Beyond Inc. and Blue Coral Acquisition Corp. The materials to be filed by Cost Plus, Inc. with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and security holders of Cost Plus, Inc. are urged to read the proxy statement and the other relevant materials when they become available before making the voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

Cost Plus, Inc. and its respective directors, executive officers and other members of its management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of Cost Plus, Inc.’s shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Cost Plus, Inc.’s executive officers and directors in the solicitation by reading Cost Plus, Inc.’s proxy statement for its 2011 annual meeting of shareholders, the Annual Report on Form 10-K for the fiscal year ended January 28, 2012, and the proxy statement and other relevant materials which will be filed with the Securities and Exchange Commission in connection with the merger when they become available. Information concerning the interests of Cost Plus, Inc.’s participants in the solicitation, which may, in some cases, be different than those of Cost Plus, Inc.’s shareholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding Cost Plus, Inc.’s directors and executive officers is also included in the Company’s proxy statement for its 2011 annual meeting of shareholders and is included in the Annual Report on Form 10-K for the fiscal year ended January 28, 2012 containing Part III information.